SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 31, 1996



                             GLENGATE APPAREL, INC.
                           --------------------------
              (Exact name of registrant as specified in its charter)




Delaware                      33-72880                        22-3266971
- ---------------               ---------------                 ---------------
(State or other juris-        (Commission File                (I.R.S. Employer
diction of incorporation)     Number)                         Identification
                                                              No.)



207 Sheffield Street
Mountainside, New Jersey                                       07092
- ------------------------                                       ----------
(Address of principal                                          (Zip Code)
executive offices)




Registrant's telephone number, including area code:  (908) 518-0006

ITEM 1 TO ITEM 4:  None.


ITEM 5:  OTHER EVENTS

On May 31, 1996, GlenGate Apparel, Inc. ("GlenGate"), a New Jersey corporation, entered into a modification of its credit facility with Valley National Bank, pursuant to which the maximum amount available under GlenGate's credit facility was increased by $500,000 to a maximum of $2,000,000 outstanding at any one time.
In connection with obtaining this credit enhancement, GlenGate negotiated with the Koffman Group, a diversified investment firm of Binghamton, New York, for the provision of a letter of credit in the amount of $500,000 in favor of Valley National Bank, which letter of credit serves as additional security for the credit facility. In addition, GlenGate has granted to the Koffman Group the exclusive right for sixty (60) days to negotiate the terms for an equity investment in GlenGate of up to $1,500,000.



ITEM 6 TO ITEM 8:  None.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GLENGATE APPAREL, INC.



June 3, 1996                       By:  /s/ George J. Gatesy
                                        ---------------------
                                        George J. Gatesy
                                        President